Exhibit 99.3

Brookline Bancorp, Inc. and PCSB Financial Corporation Announce Strategic Merger

Accelerating Growth in the New York Metro Area

BOSTON, MA and YORKTOWN HEIGHTS, NY -- May 24th, 2022 -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (“Brookline”) and PCSB Financial Corporation (NASDAQ: PCSB) (“PCSB”) announced today they have entered into a definitive merger agreement whereby Brookline will acquire PCSB and its wholly owned subsidiary, PCSB Bank for approximately $313 million in cash and stock. Following the transaction, PCSB Bank will operate as a separate bank subsidiary of Brookline.

Paul Perrault, Chairman and Chief Executive Officer of Brookline commented on the transaction, “I am pleased to announce the combination of PCSB and Brookline. This transaction represents a unique opportunity for Brookline to expand its banking operations into one of the country’s largest deposit markets through the acquisition of a complimentary commercial banking organization.” Mr. Perrault continued, “PCSB has a high-quality loan portfolio, deposit base and talented employees, making it an excellent addition to our organization.”

“We are truly excited to be merging with Brookline. Paul and his team have built an impressive regional financial services company with a bedrock culture of performance, service and support of their customers, employees and shareholders,” said Joseph D. Roberto, Chairman, President and Chief Executive Officer of PCSB. “Partnering with Brookline will allow PCSB to deliver even more value to our communities and customers as we continue to expand in the lower Hudson Valley.”

Under the terms of the merger agreement, stockholders of PCSB will receive, for each share of PCSB, at the holder’s election, either $22.00 in cash consideration or 1.3284 shares of Brookline common stock for each share of PCSB common stock, subject to allocation procedures to ensure 60% of the outstanding shares of PCSB common stock will be converted to Brookline common stock. The receipt of Brookline common stock by stockholders of PCSB is expected to be tax-free.

KEY FINANCIAL IMPACT HIGHLIGHTS

•	The transaction is presently valued at approximately $313 million in the aggregate, or approximately $20.72 per PCSB share, based on Brookline’s common stock price of $14.96 at close on May 23rd, 2022.

•	Anticipated double-digit EPS accretion of approximately 13% to Brookline’s earnings per share (on a fully phased-in basis), excluding the impact of expected revenue enhancement opportunities.

•	Expected IRR of approximately 15%, exceeding Brookline’s cost of capital.

•	Pro forma capital ratios of 8.6% TCE/TA and 13.0% Total Risk-Based Capital Ratio, estimated at close.

•	Combined company total assets of $10.6 billion, loans of $8.5 billion, and deposits of $8.7 billion (as of March 31, 2022).

The combined organization will further establish Brookline as a premier commercial banking franchise in the Northeast with over $10 billion in assets, and will represent one of the few regional banks operating in the Boston, Providence and New York metropolitan markets. Brookline and PCSB have complimentary business models focused on relationship-based CRE and C&I lending, which include an extensive suite of financial products and services.

Upon completion of the merger, PCSB Bank will retain its New York bank charter and Board of Directors and its headquarters will remain in Yorktown Heights. Brookline will select one PCSB director to join its Board of Directors.

In addition, following the closing, Michael P. Goldrick, currently PCSB Bank’s Executive Vice President and Chief Lending Officer, will become PCSB Bank’s President and Chief Executive Officer.

The transaction has been unanimously approved by the Board of Directors of both companies and is expected to be completed in the second half of 2022, subject to approval by PCSB stockholders, as well as regulatory approvals and other customary closing conditions.

Brookline was advised in this transaction by Performance Trust Capital Partners, LLC as financial advisor and Goodwin Procter LLP as legal counsel. PCSB was advised by Piper Sandler & Co. as financial advisor and Luse Gorman, PC as legal counsel.

INVESTOR CONFERENCE CALL INFORMATION

Brookline will conduct a conference call/webcast to discuss the transaction at 10:30 a.m. Eastern Time on Tuesday, May 24, 2022. A copy of the Investor Presentation is available on Brookline’s website, www.brooklinebancorp.com. To listen to the call and view the Company’s Investor Presentation, please join the call via https://event.choruscall.com/mediaframe/webcast.html?webcastid=71uBgb4X. To listen to the call without access to the slides, interested parties may dial 844-200-6205 (United States) or 929-526-1599 (internationally) and ask for the Brookline Bancorp, Inc. conference call (Access Code 546153). A recorded playback of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 866-813-9403 (United States) or 929-458-6194 (internationally) and entering the passcode: 030217.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with approximately $8.6 billion in assets and branch locations in eastern Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank and Bank Rhode Island. The Company provides commercial and retail banking services and cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, and www.bankri.com.

ABOUT PCSB FINANCIAL CORPORATION

PCSB Financial Corporation is the bank holding company for PCSB Bank. PCSB Bank is a New York-chartered commercial bank that has served the banking needs of its customers in the Lower Hudson Valley of New York State since 1871. It operates from its executive offices and 14 branch offices located in Dutchess, Putnam, Rockland and Westchester Counties in New York. For more information, please visit www.pcsb.com.

NO OFFER OR SOLICITATION

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and otherwise in accordance with applicable law.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Brookline will file a registration statement on Form S-4 with the SEC, which will contain the proxy statement of PCSB and the prospectus of Brookline, as well as other relevant documents concerning the proposed transaction. Stockholders of PCSB are encouraged to read the registration statement, including the proxy statement/prospectus that will be part of the registration statement, and the other relevant materials filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction, PCSB and Brookline. After the registration statement is filed with the SEC, the proxy statement/prospectus and other relevant documents will be mailed to PCSB stockholders and will be available for free on the SEC’s website (www.sec.gov). The proxy statement/prospectus will also be made available for free by contacting Carl M. Carlson, Brookline’s Co-President and Chief Financial Officer, at (617)-425-5331 or Jeffrey M. Helf, Chief Financial Officer of PCSB, at (914) 248-7272. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

PARTICIPANTS IN SOLICITATION

PCSB and certain of its directors and executive officers may be deemed to participate in the solicitation of proxies from the stockholders of PCSB in connection with the proposed transaction. Information about the directors and executive officers of PCSB and their ownership of PCSB common stock is set forth in the proxy statement for its 2021 annual meeting of stockholders, as filed with the SEC on Schedule 14A on September 24, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of this document when available may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

Certain of the statements made in this investor presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to Brookline Bancorp Inc. (“Brookline”) or PCSB Financial Corporation (“PCSB”) of the proposed merger, Brookline’s and PCSB’s future financial and operating results and their respective plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Brookline and PCSB to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) the risk that the cost savings and any revenue synergies from the proposed merger may not be realized or take longer than anticipated to be realized, (2) the risk that the cost savings and any revenue synergies from recently completed mergers may not be realized or may take longer than anticipated to realize, (3) disruption from the proposed merger, or recently completed mergers, with customer, supplier, or employee relationships, (4) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement, (5) the failure to obtain necessary shareholder or regulatory approvals for the merger, (6) the possibility that the amount of the costs, fees, expenses, and charges related to the merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (7) the failure of the conditions to the merger to be satisfied, (8) the risk of successful integration of the two companies’ businesses, including the risk that the integration of PCSB’s operations with those of Brookline will be materially delayed or will be more costly or difficult than expected, (9) the risk of expansion into new geographic or product markets, (10) reputational risk and the reaction of the parties’ customers to the merger, (11) the risk of potential litigation or regulatory action related to the merger, (12) the dilution caused by Brookline’s issuance of additional shares of its common stock in the merger, and (13) general competitive, economic, political, and market conditions. Additional factors which could affect the forward-looking statements can be found in Brookline’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, or PCSB’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. Brookline and PCSB disclaim any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

BROOKLINE INVESTOR CONTACT:

Contact:	Carl M. Carlson
Brookline Bancorp, Inc.
Co-President, Chief Financial and Strategy Officer
(617) 425-5331
ccarlson@brkl.com

PCSB INVESTOR CONTACT:

Contact:	Joseph D. Roberto
PCSB Financial Corporation
Chairman, President and Chief Executive Officer
(914) 248-7272
jroberto@mypcsb.com